UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2010

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Technology Research Corporation (the “Company”) will be presenting the Company’s business strategies for future growth to potential investors at the South Atlantic Annual Meeting on March 17, 2010.  A portion of the presentation will include references to the Company’s agreement to acquire 100% of the issued and outstanding shares of Patco Electronics, Inc., entered into on March 2, 2010 (the “Patco Agreement”).   The closing of the Patco Agreement is subject to closing agreements and conditions, more particularly described in the Patco Agreement and Form 8-K filed by the Company on March 2, 2010 with the U.S. Securities and Exchange Commission.  A copy of the power point slides the Company intends to present use during its presentation is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) The information included as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Exhibit No.	Description
99.1	Power point presentation dated March 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: March 17, 2010	By: /s/ Thomas G. Archbold
Name: Thomas G. Archbold
Title: Chief Financial Officer